Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports RECORD

revenues for SECOND Quarter 2018

GREENWOOD VILLAGE, COLO. (August 1, 2018) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended June 30, 2018.

Key Highlights:

•	Second quarter 2018 financial results:
•	Total revenues were $213.0 million.
•	GAAP operating income was $24.1 million, or 11.3% of total revenues, and non-GAAP operating income was $35.6 million, or 16.7% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.46. Non-GAAP EPS was $0.73.
•	Cash flows from operations were negative $(3.6) million.
•	CSG declared its quarterly cash dividend of $0.21 per share of common stock, or a total of approximately $7 million, to shareholders.

“We delivered another solid quarter demonstrating the progress that we are making on our strategic initiatives aimed at driving revenue growth and profits,” said Bret Griess, president and chief executive officer for CSG.  “We grew our Ascendon, managed services and total revenues by double digits.  We expanded our footprint in the telecom and financial services verticals, helping to diversify our revenue streams.  And importantly, we continue to get broader and deeper within our clients’ businesses.  We remain focused on our continued execution of our plan aimed at creating long-term value for our shareholders, clients and employees.”

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Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2018	2017	Changed	2018	2017	Changed
Revenues	$213,033	$192,713	11%	$414,737	$385,183	8%
GAAP Results:
Operating Income	$24,087	$24,248	(1%)	$49,854	$51,261	(3%)
Operating Margin	11.3%	12.6%	—	12.0%	13.3%	—
EPS	$0.46	$0.35	31%	$0.88	$0.97	(9%)
Non-GAAP Results:
Operating Income	$35,578	$34,687	3%	$70,877	$69,332	2%
Operating Margin	16.7%	18.0%	—	17.1%	18.0%	—
EPS	$0.73	$0.62	18%	$1.42	$1.25	14%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Total Revenues: Total revenues for the second quarter of 2018 were $213.0 million, an 11% increase when compared to revenues of $192.7 million for the second quarter of 2017, and a 6% increase when compared to revenues of $201.7 million for the first quarter of 2018.  The year-over-year increase in revenues can be primarily attributed to the acquisition of Business Ink on February 28, 2018, which generated approximately $16 million of revenue for the second quarter of 2018, and the continued growth in CSG’s cloud solutions and managed services offerings.  The sequential quarterly increase is mainly due to the second quarter of 2018 having a full quarter of Business Ink revenues as compared to only one month of revenues in the first quarter of 2018.

GAAP Results:  GAAP operating income for the second quarter of 2018 was $24.1 million, or 11.3% of total revenues, compared to $24.2 million, or 12.6% of total revenues, for the second quarter of 2017, and $25.8 million, or 12.8% of total revenues, for the first quarter of 2018.

GAAP EPS for the second quarter of 2018 was $0.46, as compared to $0.35 for the second quarter of 2017, and $0.42 for the first quarter of 2018.  The year-over-year increase in GAAP EPS is primarily due to a lower effective tax rate resulting primarily from the U.S. Tax Reform enacted in December 2017.

Non-GAAP Results:  Non-GAAP operating income for the second quarter of 2018 was $35.6 million, or 16.7% of total revenues, compared to $34.7 million, or 18.0% of total revenues, for the second quarter of 2017, and $35.3 million, or 17.5% of total revenues for the first quarter of 2018.  Non-GAAP EPS for the second quarter of 2018 was $0.73, compared to $0.62 for the second quarter of 2017, and $0.69 for the first quarter of 2018.

The higher non-GAAP EPS for the second quarter of 2018 when compared to the second quarter of 2017 is primarily the result of a lower non-GAAP effective income tax rate of 27%, compared to 34% for the second

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quarter of 2017.  The lower non-GAAP effective income tax rate is due to the U.S. Tax Reform enacted in December 2017.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at June 30, 2018 were $186.4 million, compared to $222.1 million as of March 31, 2018 and $261.4 million as of December 31, 2017.  CSG had net cash flows from operations for the second quarters ended June 30, 2018 and 2017 of negative $(3.6) million and $34.5 million, respectively, and had non-GAAP free cash flow of negative $(18.1) million and $25.3 million, respectively.  Cash flows from operations for the second quarter of 2018 were negatively impacted by an increase in accounts receivable, primarily related to the timing around a recurring client payment that was delayed and received subsequent to quarter-end.

Summary of 2018 Financial Guidance

CSG is updating its financial guidance for the full year 2018 as follows:

	As of August 1, 2018	Previous
GAAP Measures:
Revenues	No change	$845 - $865 million
Operating Margin Percentage	12.6%	12.8%
EPS	No change	$1.89 - $2.02
Cash Flows from Operating Activities	No change	$130 - $150 million
Non-GAAP Measures:
Operating Margin Percentage	No change	16.9%
EPS	No change	$2.81 - $2.93

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 1, 2018 at 5:00 p.m. Eastern Time, to discuss CSG’s second quarter results for 2018. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-877-260-1479 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide. With over 35 years of experience, CSG

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delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle. The company is the trusted partner driving digital transformation for leading global brands, including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iflix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone. For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$119,671	$122,243
Short-term investments	66,693	139,117
Total cash, cash equivalents and short-term investments	186,364	261,360
Trade accounts receivable:
Billed, net of allowance of $3,961 and $4,149	239,913	219,531
Unbilled	38,832	31,187
Income taxes receivable	10,951	13,839
Other current assets	38,185	28,349
Total current assets	514,245	554,266
Non-current assets:
Property and equipment, net of depreciation of $108,542 and $123,126	75,040	44,651
Software, net of amortization of $114,010 and $108,986	30,926	26,906
Goodwill	210,605	210,080
Client contracts, net of amortization of zero and $97,109	-	43,626
Acquired client contracts, net of amortization of $79,398 and zero	41,573	-
Client contract costs, net of amortization of $30,932 and zero	35,527	-
Deferred income taxes	12,303	14,057
Other assets	7,012	10,948
Total non-current assets	412,986	350,268
Total assets	$927,231	$904,534
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$22,500
Client deposits	35,626	31,053
Trade accounts payable	37,316	38,420
Accrued employee compensation	44,498	62,984
Deferred revenue	39,558	41,885
Income taxes payable	1,006	1,216
Other current liabilities	26,262	24,535
Total current liabilities	191,766	222,593
Non-current liabilities:
Long-term debt, net of unamortized discounts of $16,721 and $18,264	353,904	309,236
Deferred revenue	9,074	12,346
Income taxes payable	2,396	2,415
Deferred income taxes	9,162	4,584
Other non-current liabilities	11,069	10,614
Total non-current liabilities	385,605	339,195
Total liabilities	577,371	561,788
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,561 and 33,516 shares outstanding	692	689
Common stock warrants; 439 warrants vested and 1,425 issued	9,082	9,082
Additional paid-in capital	431,450	427,091
Treasury stock, at cost; 34,334 and 34,075 shares	(826,066)	(814,732)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(114)	(88)
Cumulative foreign currency translation adjustments	(37,255)	(28,734)
Accumulated earnings	772,071	749,438
Total stockholders' equity	349,860	342,746
Total liabilities and stockholders' equity	$927,231	$904,534

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Cloud and related solutions	$187,401	$157,879	$364,917	$316,656
Software and services	13,331	15,896	25,290	30,954
Maintenance	12,301	18,938	24,530	37,573
Total revenues	213,033	192,713	414,737	385,183
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	95,212	77,286	182,120	153,338
Software and services	8,614	10,405	17,147	21,679
Maintenance	5,666	9,969	11,321	20,351
Total cost of revenues	109,492	97,660	210,588	195,368
Other operating expenses:
Research and development	30,953	27,939	60,332	54,779
Selling, general and administrative	40,624	36,819	81,272	74,165
Depreciation	4,548	3,316	8,462	6,631
Restructuring and reorganization charges	3,329	2,731	4,229	2,979
Total operating expenses	188,946	168,465	364,883	333,922
Operating income	24,087	24,248	49,854	51,261
Other income (expense):
Interest expense	(4,480)	(4,146)	(8,746)	(8,452)
Amortization of original issue discount	(661)	(625)	(1,313)	(1,513)
Interest and investment income, net	770	704	1,581	1,510
Loss on extinguishment of debt	-	-	(810)	-
Other, net	1,008	122	362	(153)
Total other	(3,363)	(3,945)	(8,926)	(8,608)
Income before income taxes	20,724	20,303	40,928	42,653
Income tax provision	(5,607)	(8,722)	(11,797)	(10,835)
Net income	$15,117	$11,581	$29,131	$31,818

Weighted-average shares outstanding:
Basic	32,589	32,572	32,558	32,294
Diluted	32,908	32,996	33,005	32,795

Earnings per common share:
Basic	$0.46	$0.36	$0.89	$0.99
Diluted	0.46	0.35	0.88	0.97

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$29,131	$31,818
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	8,462	6,631
Amortization	20,957	14,418
Amortization of original issue discount	1,313	1,513
Asset impairment	1,001	2,147
Gain on short-term investments and other	(108)	(37)
Loss on extinguishment of debt	810	-
Deferred income taxes	4,944	1,725
Stock-based compensation	10,213	11,644
Subtotal	76,723	69,859
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(11,369)	7,796
Other current and non-current assets	(13,995)	(4,787)
Income taxes payable/receivable	1,828	(1,402)
Trade accounts payable and accrued liabilities	(27,772)	(19,266)
Deferred revenue	799	12,288
Net cash provided by operating activities	26,214	64,488

Cash flows from investing activities:
Purchases of property and equipment	(26,715)	(18,738)
Purchases of short-term investments	(44,345)	(73,831)
Proceeds from sale/maturity of short-term investments	116,866	104,291
Acquisition of and investments in business, net of cash acquired	(68,636)	-
Acquisition of and investments in client contracts	-	(7,526)
Net cash provided by (used in) investing activities	(22,830)	4,196

Cash flows from financing activities:
Proceeds from issuance of common stock	1,134	846
Payment of cash dividends	(14,375)	(13,713)
Repurchase of common stock	(18,319)	(16,482)
Proceeds from long-term debt	150,000	-
Payments on long-term debt	(121,875)	(7,500)
Settlement of convertible notes	-	(34,771)
Payments of deferred financing costs	(1,490)	-
Net cash used in financing activities	(4,925)	(71,620)
Effect of exchange rate fluctuations on cash	(1,031)	1,696

Net decrease in cash and cash equivalents	(2,572)	(1,240)

Cash and cash equivalents, beginning of period	122,243	126,351
Cash and cash equivalents, end of period	$119,671	$125,111

Supplemental disclosures of cash flow information:
Cash paid during the period for -
Interest	$7,744	$7,629
Income taxes	4,778	10,490

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Americas	85%	84%	85%
Europe, Middle East and Africa	10%	10%	9%
Asia Pacific	5%	6%	6%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Comcast	25%	28%	27%
Charter	21%	21%	21%
DISH	10%	10%	11%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related costs	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on extinguishment of debt	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related costs relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These costs typically include expenses related to legal, accounting, and other professional services. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would

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incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	June 30, 2018		June 30, 2017
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$24,087	11.3%	$24,248	12.6%
Restructuring and reorganization charges (1)	3,329	1.6%	2,731	1.4%
Acquisition-related charges	3	0.0%	-	-%
Stock-based compensation (1)	5,663	2.6%	5,974	3.1%
Amortization of acquired intangible assets	2,496	1.2%	1,734	0.9%
Non-GAAP operating income	$35,578	16.7%	$34,687	18.0%

	Six Months Ended		Six Months Ended
	June 30, 2018		June 30, 2017
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$49,854	12.0%	$51,261	13.3%
Restructuring and reorganization charges (1)	4,229	1.0%	2,979	0.8%
Acquisition-related charges	2,358	0.6%	-	-%
Stock-based compensation (1)	10,233	2.5%	11,644	3.0%
Amortization of acquired intangible assets	4,203	1.0%	3,448	0.9%
Non-GAAP operating income	$70,877	17.1%	$69,332	18.0%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2018		June 30, 2017
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$15,117	$0.46	$11,581	$0.35
GAAP income tax provision (2)	5,607		8,722
GAAP income before income taxes	20,724		20,303
Restructuring and reorganization charges (1)	3,329		2,731
Acquisition-related costs	3		-
Stock-based compensation (1)	5,663		5,974
Amortization of acquired intangible assets	2,496		1,734
Amortization of OID	661		625
Non-GAAP income before income taxes	32,876		31,367
Non-GAAP income tax provision (2)	(8,877)		(10,790)
Non-GAAP net income	$23,999	$0.73	$20,577	$0.62

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	Six Months Ended		Six Months Ended
	June 30, 2018		June 30, 2017
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$29,131	$0.88	$31,818	$0.97
GAAP income tax provision (2)	11,797		10,835
GAAP income before income taxes	40,928		42,653
Restructuring and reorganization charges (1)	4,229		2,979
Acquisition-related costs	2,358		-
Stock-based compensation (1)	10,233		11,644
Amortization of acquired intangible assets	4,203		3,448
Loss on extinguishment of debt	810		-
Amortization of OID	1,313		1,513
Non-GAAP income before income taxes	64,074		62,237
Non-GAAP income tax provision (2)	(17,300)		(21,378)
Non-GAAP net income	$46,774	$1.42	$40,859	$1.25
(2)

For the second quarter and six months ended June 30, 2018 the GAAP effective income tax rates were approximately 27% and 29%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.

For the second quarter and six months ended June 30, 2017 the GAAP effective income tax rates were approximately 43% and 25%, respectively, and the non-GAAP effective income tax rates were approximately 34% for both periods.  The difference between the GAAP and non-GAAP effective income tax rate relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017.  The net income tax benefit from the exercise of the warrants was spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit was recorded as a discrete item, as required by GAAP, in the first quarter 2017 resulting in a GAAP effective income tax rate of 9%.

(3)

The outstanding diluted shares for the second quarter and six months ended June 30, 2018 were 32.9 million and 33.0 million, respectively, and for the second quarter and six months ended June 30, 2017 were 33.0 million and 32.8 million, respectively.

CSG Systems International, Inc.

August 1, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net income	$15,117	$11,581	$29,131	$31,818
GAAP income tax provision	5,607	8,722	11,797	10,835
Interest expense (4)	4,480	4,146	8,746	8,452
Amortization of OID	661	625	1,313	1,513
Loss on extinguishment of debt	-	-	810	-
Interest and investment income and other, net	(1,778)	(826)	(1,943)	(1,357)
GAAP operating income	24,087	24,248	49,854	51,261
Restructuring and reorganization charges (1)	3,329	2,731	4,229	2,979
Stock-based compensation (1)	5,663	5,974	10,233	11,644
Amortization of acquired intangible assets (5)	2,496	1,734	4,203	3,448
Amortization of other intangible assets (5)	2,323	4,656	4,581	9,832
Amortization of client contract costs (5)	5,784	-	11,262	-
Acquisition-related costs	3	-	2,358	-
Depreciation	4,548	3,316	8,462	6,631
Non-GAAP adjusted EBITDA	$48,233	$42,659	$95,182	$85,795
Non-GAAP adjusted EBITDA as a percentage of revenues	23%	22%	23%	22%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Amortization of acquired intangible assets	$2,496	$1,734	$4,203	$3,448
Amortization of other intangible assets	2,323	4,656	4,581	9,832
Amortization of client contract costs	5,784	-	11,262	-
Amortization of deferred financing costs	408	557	911	1,138
Total amortization	$11,011	$6,947	$20,957	$14,418

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities	$(3,641)	$34,524	$26,214	$64,488
Purchases of property and equipment	(14,480)	(9,181)	(26,715)	(18,738)
Non-GAAP free cash flow	$(18,121)	$25,343	$(501)	$45,750

CSG Systems International, Inc.

August 1, 2018

Non-GAAP Financial Measures – 2018 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2018 full year financial guidance, is as follows:

2018
Guidance
GAAP operating margin	12.6%
Restructuring and reorganization charges (6)	0.6%
Acquisition-related costs (7)	0.3%
Stock-based compensation (8)	2.4%
Amortization of acquired intangible assets (9)	1.0%
Non-GAAP operating margin	16.9%
(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated $5 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(7)	This represents the pretax impact of acquisition-related costs of an estimated $2 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $20 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(9)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $9 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2018 full year financial guidance is as follows (in thousands, except per share amounts):

	2018 Guidance Range
	Low Range		High Range
	Amounts	EPS (11)	Amounts	EPS (11)
GAAP net income	$62,300	$1.89	$66,600	$2.02
GAAP income tax provision (10)	25,400		27,100
GAAP income before income taxes	87,700		93,700
Restructuring and reorganization charges	5,100		5,100
Acquisition-related costs	2,400		2,400
Stock-based compensation	20,200		20,200
Amortization of acquired intangible assets	8,500		8,500
Loss on extinguishment of debt	800		800
Amortization of OID	2,700		2,700
Non-GAAP income before income taxes	127,400		133,400
Non-GAAP income tax provision (10)	(34,600)		(36,500)
Non-GAAP net income	$92,800	$2.81	$96,900	$2.93

(10)	For 2018, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 29% and 27%, respectively.
(11)	The weighted-average diluted shares outstanding are expected to be approximately 33 million.

CSG Systems International, Inc.

August 1, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2018 full year financial guidance at the mid-point (in thousands, except percentages):

2018
GAAP net income	$64,500
GAAP income tax provision	26,300
Interest expense	17,800
Amortization of OID	2,700
Loss on extinguishment of debt	800
Interest and investment income and other, net	(4,000)
GAAP operating income	108,100
Restructuring and reorganization charges	5,100
Acquisition-related costs	2,400
Stock-based compensation	20,200
Amortization of acquired intangible assets	8,500
Amortization of other intangible assets	9,100
Amortization of client contract costs	23,400
Depreciation	19,000
Non-GAAP adjusted EBITDA	$195,800
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2018
Cash flows from operating activities	$140,000
Purchases of property and equipment	(40,000)
Non-GAAP free cash flow	$100,000